RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 20, 2022, is among each entity listed on Schedule A (as amended from time to time), severally and not jointly, an “Acquiring Fund”), and each Acquired Fund listed on Schedule A (as amended from time to time), severally and not jointly (each, an “Acquired Fund” and together with the AcquiringFunds, the “Funds”). This Agreement shall be effective as of January 20, 2022.

WHEREAS, each Acquiring Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, each Acquired Fund is registered with the SEC as a closed-end investment company under the 1940 Act;

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1)(A) and Section 12(d)(1)(C) of the 1940 Act, subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) and Section 12(d)(1)(C), as applicable, in reliance on the Rule;

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1.	Terms of Investment.

(a) In accordance with the Rule, each Acquiring Fund and Acquired Funds agree that an Acquiring Fund may invest in an Acquired Funds in reliance on the Rule and as provided herein.

(b) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, each Acquired Fund and the Acquiring Fund agree as follows:

(i) the Acquiring Fund and its advisory group as such term is defined in the Rule, will not control (individually or in the aggregate) any Acquired Fund;

(ii) the Acquiring Fund shall not purchase or otherwise acquire securities issued by any Acquired Fund in excess of the limit in Section 12(d)(1)(A)(i) of the 1940 Act (i.e., three percent (3%) of the total outstanding voting shares of the Acquired Fund);

(iii) the Acquiring Fund together with all affiliated persons of the Acquiring Fund (including, for the avoidance of doubt, any private funds and managed accounts), in the aggregate, will not purchase or otherwise acquire more than ten percent (10%) of the outstanding voting securities of any Acquired Fund; if such 10% ownership limit is exceeded in any Acquired Fund, the Acquiring Fund will notify the applicable Acquired Fund immediately, will not purchase any additional securities of the Acquired Fund and will cause such ownership to comply with the 10% limit within six (6) months or such shorter time as may be required by law;

(iv) during the term of this Agreement, the Acquiring Fund agrees to appear at all Acquired Fund shareholder meetings or otherwise cause Acquired Fund shares owned by the Acquiring Fund to be counted as present thereat for purposes of calculating a quorum;

(v)      (A) except as provided in paragraph (B) below, or otherwise required by applicable law or rules thereunder, the Acquiring Fund will vote all Acquired Fund securities held by the Acquiring Fund in the same proportion as the vote of all other holders of such securities (“echo voting”);

(B) if requested in writing by the Acquired Fund at least 30 days prior to the date on which Acquired Fund shareholders are to vote on any matter, the Acquiring Fund will consider, to the extent permitted, voting in its own discretion (rather than echo voting) in accordance with the best interest of its unitholders or shareholders.

(vi) during the term of this Agreement, the Acquiring Fund will not effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in, or assist any other person to effect, seek, offer, engage in or propose (whether publicly or otherwise) or participate in, any “solicitation” of “proxies” (as defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended) with respect to any Acquired Fund or propose any matter for submission to a vote of shareholders of any Acquired Fund. Additionally, the Acquiring Fund will not knowingly sell shares of any Acquired Fund to any investor which the Acquiring Fund knows or reasonably should know to be engaged in acquiring or holding the securities of publicly traded companies with a purpose or effect of changing or influencing control of such companies, or in connection with or as a participant in any transactions having that purpose or effect; and

(vii) upon reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(c) In order to assist the Acquiring Fund’s investment advisor with evaluating the complexity of the structure and the fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. In accordance with the foregoing and in recognition of each Acquired Fund’s obligations regarding disclosure of material nonpublic information under applicable laws, rules and regulations, including without limitation Regulation FD, the Acquiring Fund and Acquired Fund agree that the information on fees and expenses of each Acquired Fund shall be provided through delivery or access to publicly available documents.

(d) Each Acquiring Fund and Acquired Fund acknowledges that, as closed-end funds, the Acquired Funds do not permit daily redemptions, and that Acquired Funds that permit periodic repurchases, such as interval funds that operate under Rule 23c-3 under the 1940 Act or funds that conduct periodic tender offers pursuant to Rule 13e-4 under the Securities Exchange Act of 1934, as amended, would do so only under prescribed circumstances. Upon reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(e) An Acquiring Fund shall promptly provide an Acquired Fund with information regarding the amount of the Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s request.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or Section 12(d)(1)(C), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or fails to comply with this Agreement.

3.	Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or Section 12(d)(1)(C), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or fails to comply with this Agreement.

4.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:

Marc Collins
General Counsel

RiverNorth Capital Management, LLC
360 S. Rosemary Street, Suite 1420
West Palm Beach, FL 34401

With a copy to:

RiverNorth Compliance

433 West Van Buren Street, Suite 1150-E
Chicago, Illinois 60607

If to the Acquired Fund:

Kevin Wuerfel

Vice President Investment Compliance
Franklin Templeton

One Franklin Parkway
Building 920, 2nd Floor
San Mateo, CA 94403
E-mail:

Rule12d1-4

InvestmentAgreements@franklintempleton.com

5.	Term and Termination.

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 5(b).

(b) This Agreement shall continue until terminated in writing (i) by either party upon 60 days’ notice to the other party or (ii) by a non-breaching party immediately if the other party is in material breach of this Agreement. Upon termination of this Agreement, an Acquiring Fund may not purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) or Section 12(d)(1)(C) limits in reliance on the Rule. In addition, the Acquired Fund shall have the right to require the Acquiring Fund to sell or otherwise dispose of any shares of the Acquired Fund that the Acquiring Fund purchased or otherwise acquired in violation of the Rule or in breach of this Agreement.

(c) If this Agreement is terminated pursuant to Section 5(b) hereof with respect to an Acquiring Fund and corresponding Acquired Fund, the provisions set forth in Sections 1(b)(iv) and (v) shall survive and be a continuing obligation of such Acquiring Fund so long as the Acquiring Fund holds voting securities of the applicable Acquired Fund.

6.	Assignment, Amendment; Miscellaneous.

(a) This Agreement may not be assigned (as that term is defined in the 1940 Act) by either party without the prior written consent of the other.

(b) This Agreement may be amended, including the addition of Acquiring Funds and Acquired Funds to Schedule A, only by a writing that is signed by each affected party.

(c) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy for satisfaction, and not to any other series of the trust or corporation of which any such Acquiring Fund is a series, if applicable, or to the Acquiring Funds’ directors, trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.

(d) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that is involved in the matter in controversy for satisfaction, and not to any other series of the trust or corporation of which any such Acquired Fund is a series, if applicable, or to the Acquired Funds’ directors, trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.

(e) In no event and under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provisions of this Agreement, even if such party had been advised of the possibility of such losses or damages.

(f) The Acquiring Funds and Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

(g) For any Acquired Fund that is a Massachusetts business trust or a series of a Massachusetts business trust, a copy of the Declaration of Trust of such Acquired Fund or trust is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of an Acquired Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund.

(h) This Agreement will be governed by the laws of the State of Delaware without regard to its choice of law principles.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Acquiring Funds

RiverNorth Funds Trust, on behalf of each of its series listed on Exhibit A.

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

RiverNorth Specialty Finance Corp.

RiverNorth Opportunistic Municipal Income Fund, Inc.

RiverNorth Managed Duration Municipal Income Fund, Inc.

RiverNorth Managed Duration Municipal Income Fund II, Inc.

RiverNorth Flexible Municipal Income Fund, Inc.

RiverNorth Flexible Municipal Income Fund II, Inc.

By:	/s/ Marcus L. Collins
Name:	Marcus L. Collins
Title:	Secretary and Chief Compliance Officer of each of the Acquiring Funds

ACQUIRED FUNDS IDENTIFIED ON SCHEDULE A

UNDER THE HEADING “FRANKLIN FUNDS”

By:	/s/ Navid Tofigh
Name:	Navid Tofigh
Title:	Vice President

ACQUIRED FUNDS IDENTIFIED ON SCHEDULE A

UNDER THE HEADING “LEGG MASON PARTNERS CLOSED END FUNDS BOARD”

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President

ACQUIRED FUNDS IDENTIFIED ON SCHEDULE A

UNDER THE HEADING “TEMPLETON FUNDS”

By:	/s/ Navid Tofigh
Name:	Navid Tofigh
Title:	Vice President

ACQUIRED FUNDS IDENTIFIED ON SCHEDULE A

Under the Heading “Western Asset funds Board”

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President

SCHEDULE A

Acquiring Funds	Acquired Funds

RiverNorth Funds, on behalf of each of its current series listed below:

●    RiverNorth Core Opportunity Fund

●    RiverNorth/DoubleLine Strategic Income Fund

●    RiverNorth/Oaktree High Income Fund

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

RiverNorth Specialty Finance Corp.

RiverNorth Opportunistic Municipal Income Fund, Inc.

RiverNorth Managed Duration Municipal Income Fund, Inc.

RiverNorth Managed Duration Municipal Income Fund II, Inc.

RiverNorth Flexible Municipal Income Fund, Inc.

RiverNorth Flexible Municipal Income Fund II, Inc.

Franklin Funds Franklin Advisers, Inc. Franklin Limited Duration Income Trust Franklin Universal Trust

Legg Mason Partners Closed End Funds Board

Legg Mason Partners Fund Advisor, LLC

BrandywineGLOBAL - Global Income Opportunities Fund Inc.

ClearBridge Energy Midstream Opportunity Fund Inc.

ClearBridge MLP and Midstream Fund Inc.

ClearBridge MLP and Midstream Total Return Fund Inc.

LMP Capital and Income Fund Inc.

Western Asset Emerging Markets Debt Fund Inc.

Western Asset Global Corporate Defined Opportunity Fund Inc.

Western Asset Global High Income Fund Inc.

Western Asset High Income Fund II Inc.

Western Asset High Income Opportunity Fund Inc.

Western Asset High Yield Defined Opportunity Fund Inc.

Western Asset Intermediate Muni Fund Inc.

Western Asset Investment Grade Defined Opportunity Trust Inc.

Western Asset Managed Municipals Fund Inc.

Western Asset Middle Market Income Fund Inc.

Western Asset Mortgage Opportunity Fund Inc. Western Asset Municipal High Income Fund Inc. Western Asset Municipal Partners Fund Inc.

Templeton Funds

Franklin Advisers, Inc.

Templeton Emerging Markets Income Fund

Templeton Global Income Fund

Franklin Templeton Investment Management Ltd.

Templeton Dragon Fund, Inc.

Templeton Asset Management Ltd.

Templeton Emerging Markets Fund

Western Asset Funds Board

Western Asset Management Company, LLC

Western Asset Inflation-Linked Income Fund

Western Asset Inflation-Linked Opportunities & Income Fund

Western Asset Investment Grade Income Fund Inc.

Western Asset Premier Bond Fund